                                                                    Exhibit 12.1


                                   NUCO2 INC.
 COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                    (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIOS)

                                                                                                                Fiscal Year
                                                                                       Three Months Ended          Ended
                                                                                         September 30,            June 30,
                                                                                       ----------------------- ------------
                                                                                        2004        2003             2004
                                                                                           (Unaudited)
Earnings Available (Deficiency of Earnings)
     To Cover Fixed Charges and Preferred Stock Dividends:
       Net Income (Loss) Before Income Taxes                                           $ 1,908    $ (1,419)        $ 2,322

Add:
     Fixed Charges
       Interest Expense                                                                  2,040       1,897           7,947
       Amortization of Borrowing Expenses                                    (1)           158       2,189           2,843
       Imputed Interest Expense of Operating Leases                                        353         347           1,343
                                                                                       -------     -------        --------
     Subtotal - Fixed Charges                                                            2,551       4,433          12,133
                                                                                       -------     -------        --------

Total Earnings Available (Deficiency of Earnings) to Cover Fixed Charges
       and Preferred Stock Dividends                                                   $ 4,459     $ 3,014        $ 14,455
                                                                                       =======     =======        ========

Fixed Charges and Preferred Stock Dividends
     Fixed Charges                                                                     $ 2,551     $ 4,433        $ 12,133
     Preferred Stock Dividends                                               (2)           225         308           1,272
                                                                                       -------     -------        --------
Total Fixed Charges and Preferred Stock Dividends                                      $ 2,776     $ 4,741        $ 13,405
                                                                                       =======     =======        ========
Surplus (Deficit) of Earnings to Fixed Charges and Preferred Stock Dividends           $ 1,683     $(1,727)       $  1,050
                                                                                       =======     =======        ========
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends                           1.6          na             1.1

                                                                                            Fiscal Year Ended June 30,
                                                                             ---------------------------------------------------
                                                                                   2003         2002         2001         2000
Earnings Available (Deficiency of Earnings)
     To Cover Fixed Charges and Preferred Stock Dividends:
       Net Income (Loss) Before Income Taxes                                    $ (4,939)    $ (10,971)   $ (15,485)   $ (9,383)

Add:
     Fixed Charges
       Interest Expense                                                            7,487         8,402       10,207      10,015
       Amortization of Borrowing Expenses                                          1,693         2,154        1,495         996
       Imputed Interest Expense of Operating Leases                                1,340         1,283        1,214       1,168
                                                                                --------      --------     --------    --------
     Subtotal - Fixed Charges                                                     10,521        11,839       12,916      12,179
                                                                                --------      --------     --------    --------

Total Earnings Available (Deficiency of Earnings) to Cover Fixed Charges
       and Preferred Stock Dividends                                             $ 5,582         $ 868     $ (2,569)   $  2,796
                                                                                ========      ========     ========    ========

Fixed Charges and Preferred Stock Dividends
     Fixed Charges                                                              $ 10,521      $ 11,839     $ 12,916    $ 12,179
     Preferred Stock Dividends                                                     1,177           977          693          83
                                                                                --------      --------     --------    --------
Total Fixed Charges and Preferred Stock Dividends                               $ 11,697      $ 12,815     $ 13,609    $ 12,262
                                                                                ========      ========     ========    ========
Surplus (Deficit) of Earnings to Fixed Charges and Preferred Stock Dividends    $ (6,116)     $(11,948)    $(16,178)   $ (9,466)
                                                                                ========      ========     ========    ========
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends                      na            na           na          na


(1) Includes the writeoff of fees and related costs associated with the early termination of debt in the fiscal year ended June 30, 2004 and 2002.

(2) Effective tax rate is imputed at 40%.